SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

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
Check the appropriate box:
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                                                      Only (as permitted by Rule 14a-6(e)(2))
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[X]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                                 INTERIORS, INC.
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                (Name of Registrant as Specified in Its Charter)

                             The Broderick Committee
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

CONTACT: Paul Schulman, Corporate Investor Communications, Inc. 201-896-5690



FOR IMMEDIATE RELEASE


           INSTITUTIONAL SHAREHOLDER SERVICES RECOMMENDS SHAREHOLDERS SUPPORT BRODERICK COMMITTEE NOMINEES TO INTERIORS INC. BOARD


BELTSVILLE, MD December 8, 2000 - The Broderick Committee today announced that Institutional Shareholder Services ("ISS") has recommended that the shareholders of Interiors, Inc. ("Interiors") vote FOR The Broderick Committee's slate of nominees to Interiors' Board of Directors and AGAINST the nominees proposed by the current management of Interiors at Interiors' Annual Meeting of Stockholders scheduled for December 15, 2000. ISS, based in Rockville, Maryland, is an independent advisor to institutional investors and provides proxy research, voting recommendations for proxy contests, and voting agent services.

The ISS report, pointing to the poor performance of Interiors' stock, stated that "By most accounts, management's implementation of its strategic plan does not appear to be taking shape." ISS also reported that "[f]rom a financial point of view, according to Bloomberg Business News, the company has delivered total returns of -39.9 percent and -77.4 percent over the past three-year and one-year periods, respectively, compared with 14.8 percent and 1.2 percent for the Market Index." Interiors' stock price reached a high of $4.36 on June 21, 1996 and has fallen to its current level of $0.13, which represents a loss of 97% in value.

In issuing its report, ISS also noted that Interiors "has just adopted a poison pill with a ten-percent trigger and has had a dual class structure with supervoting shares [owned by the Munns] since the company's IPO in 1994."

ISS concluded that "adequate time has passed for Interiors' current management to improve shareholders value. We believe that shareholders' interests would be better served by [The Broderick Committee]." ISS also recommended against the proposal to approve the one-for-ten reverse stock split.

Carl McWilliams, a member of The Broderick Committee, said, "We are very pleased with the ISS recommendation. They have a strong reputation for advocacy of shareholder interests. We strongly urge shareholders to follow the ISS recommendation and to sign, date and return their GOLD proxy cards with a vote FOR our nominees."

Shareholders who have questions or need assistance in voting their GOLD proxy card should call Corporate Investor Communications at its toll free number (866) 875-6642.

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